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                                                                   EXHIBIT 10.13



                                    GUARANTY


         THIS GUARANTY dated as of June 7, 1999, is made and delivered by A.J. Cervantes ("Guarantor") in favor of Roy Tashi the holder of the Note (the "Noteholder").

         A. Gary Player Direct, Inc. ("GPD") has issued a convertible note in the aggregate principal amount of $75,000 (the "Note").

         B. The payment of the Note (the "Obligation") is secured by the collateral of GPD evidenced by a Security Agreement between the parties (collectively, the "Collateral").

         C. Any term used herein and not defined shall have the meaning set forth in the Note Purchase Agreement dated June ___, 1999 between Guarantor and the Noteholder.

         D. To induce the Noteholder to purchase the Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor is willing to guarantee the performance of certain obligations of GPD, on the terms set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound hereby, the undersigned agrees as follows:

         1. For consideration, the adequacy and sufficiency of which is acknowledged, the Guarantor unconditionally guarantees the payment and performance of GPD's obligations under the Note and the payment of all liabilities of GPD to Noteholder, whether absolute or contingent, matured or unmatured, direct or indirect, similar or dissimilar, due or to become due arising under the Note (all such payment and performance obligations are hereinafter referred to as the "Obligations"). Guarantor's liability under this Guaranty for GPD's Obligations shall not exceed at any one time the sum of the following (the "Guarantied Liability Amount"): (a) Seventy-Five Thousand and no/100 Dollars ($75,000) for Obligations representing principal ("Principal Amount"), (b) all interest, fees and like charges owing and allocable to the Principal Amount under the Note, and (c) all costs, attorneys' fees, and expenses of Noteholder relating to or arising out of the enforcement of the Obligations and this Guaranty or any collection proceedings.

         2. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. This Agreement shall inure to the benefit of and bind Noteholder, its successors and assigns and the undersigned, their respective heirs, executors, administrators and successors in interest.

         3. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more


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counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         4. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this agreement shall be prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such or the remaining provisions of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed this Agreement as of the date set forth above.


                                        GUARANTOR:


                                        /s/ A.J. Cervantes
                                        ------------------------
                                        A.J. Cervantes


                                        NOTEHOLDER:


                                        /s/ Roy Tashi
                                        ------------------------
                                        Roy Tashi



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